Exhibit 99.2

Profit Enhancements Resulting from Cost Savings and Operational Improvements Achieved from year ended February 28, 2014 to nine months ended November 30, 2016
(dollars in millions)

	Fiscal Years Ended February 28, 2014 and February 28, 2015	Fiscal Year Ended and February 29, 2016	Nine Months Ended and November 30, 2016	Total Profit Enhancements by Type
Cost savings and operational improvements from:
Selling, general and administrative	$20.6	$7.2	$9.3	$37.1
Construction	(1.6)	2.1	(3.3)	(2.9)
Gain on Sale of Assets	1.4	4.0	(0.9)	4.5
Price enhancements, variable and fixed cost enhancements and other	12.6	22.7	6.9	42.3

Total Profit Enhancements	$33.0	$36.0	$12.0	$81.0